Exhibit 10.24

MEMBER CONTROL AGREEMENT OF
SW MISSOURI, LLC

This Member Control Agreement (“Agreement”) of SW Missouri, LLC, a Minnesota limited liability company (the “Company”), is entered into effective as of the 14th day of June, 2004, by and between the Company and Southwest Casino and Hotel Corp., a Minnesota corporation, as the sole member of the Company (the “Member”).

In consideration of the formation of the Company on May 25, 2004, at the time of the filing of the Company’s Articles of Organization with the office of the Secretary of State of the State of Minnesota, and of the Member’s contribution to and interest in the Company, the Member and the Company hereby agree as follows:

1.                                       Name.  The name of the Company is SW Missouri, LLC.

2.                                       Purpose.  The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company are, engaging in any lawful act or activity for which limited liability companies may be formed under the Minnesota Limited Liability Company Act, Minnesota Statutes Chapter 322B et seq. (the “Act”), and engaging in any and all activities necessary or incidental to the foregoing.  This Agreement is adopted as a “member control agreement” within the meaning of Section 322B.37 of the Act.

3.                                       Certificates.  The Member, as an authorized person within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates or other similar documents required or permitted by the Act to be filed in the Office of the Secretary of State of the State of Minnesota.

4.                                       Registered Office.  The address of the registered office of the Company in the State of Minnesota is 2001 Killebrew Drive, Suite 306, Minneapolis, MN  55425, in the County of Hennepin.

5.                                       Sole Member.  The name and the business, residence or mailing address of the sole Member of the Company is as follows:

Name	Address
Southwest Casino and Hotel Corp.	2001 Killebrew Drive, Suite 306 Minneapolis, MN 55425

6.                                       Title to Company Property.  All property of the Company, whether real or personal, tangible or intangible, shall be owned by the Company as an entity, and the Member, individually, shall not have any direct ownership interest in such property.

7.                                       Additional Members.  New or additional members in the Company may be admitted only by approval of the Member in its sole discretion.  Any proposed new or additional member of the Company shall be subject to all of the terms and conditions of this Agreement and shall be required to adopt this Agreement in order to be admitted as a member of the Company.

8.                                       Transfer of Membership Interests.  Membership interests in the Company may be transferred only to the extent permitted by law.

9.                                       Powers.  The Company shall have the power and authority to do any and all acts necessary or convenient to or in furtherance of the purposes described in Section 2 hereof, including all power and authority, statutory or otherwise, possessed by, or which may be conferred upon, limited liability companies under the laws of the State of Minnesota.

10.                                 Tax Characterization.  To the fullest extent permitted by applicable federal, state or local tax law, the Company will be treated for tax purposes as having no separate existence from the Member, and no action inconsistent with such tax characterization of the Company will be taken without the express written consent of the Member.  To the extent the Company may have more than a single member, the Board is authorized to make appropriate amendments hereto to address the Company’s change in tax status.

11.                                 Management.  The management of the Company shall be vested exclusively in a Board of Directors, consisting of a number of directors as determined and as elected by the Member from time to time (the “Board,” and each member thereof, a “Director”).  Each Director shall be a manager of the Company.  When there is more than a single Director, the Board shall take action by majority consent.  The Board may appoint officers of the Company as the Board deems appropriate and give such officers such titles as the Board may determine in lieu of the officer titles referenced under the Act.

12.                                 Reliance by Third Parties.  Any person or entity dealing with the Company may rely upon a certificate signed by any Secretary or Assistant Secretary of the Company, or signed by any Secretary or Assistant Secretary of the Member as to:

(i)                                     the persons or entities authorized to execute and deliver any instrument or document of or on behalf of the Company, and

(ii)                                  the persons or entities authorized to take any action or refrain from taking any action as to any matter whatsoever involving the Company.

13.                                 Indemnification.  Subject to any limitations imposed by the Act that cannot be modified in this Agreement, the Company, its receiver or its trustee, will indemnify and save harmless the Directors, the Member, the officers or any of their respective Affiliates (as defined in Section 20 hereof), officers, directors, shareholders, employees, agents, subsidiaries or assigns, from and against any liability, loss or damage incurred by them or by the Company by reason of any claim or demand whatsoever related to or arising from any act performed or omitted to be performed by them or any of them in connection with the business of the Company or the provisions of this Agreement, including costs and attorneys’ fees (which costs and attorneys’ fees may be paid as incurred) in defense of, any amounts expended in the settlement of and any judgments resulting from any such claim or demand, provided that no person or entity will be entitled to indemnification hereunder for their own acts or omissions constituting fraud, intentional criminal misconduct or gross negligence, for settlements to which the Member did not consent, or for actions not meeting the standard of care described in Section 14 hereof.  Any indemnification under this Section 13 shall be satisfied solely out of the assets of the Company and no person shall have any recourse against the Member with respect to such indemnification.  The indemnification provided in this Section 13 is for the benefit of the specified persons only and shall not be deemed to create any right to indemnification for any other person.

14.                                 Standard of Care; Personal Liability.  The Directors, officers and other persons appointed by the Member or the Board to act on their behalf shall act in a manner that they believe in good faith to be in the best interests of the Company and with such care as an ordinarily prudent person in a like position would use under similar circumstances.  The Directors, officers and such persons shall not be liable to the Company or the Member for any action taken in managing the business or affairs of the Company if they perform the duties of their offices in compliance with the standard contained in this Section 14, and they shall be entitled to indemnification as provided in Section 13 hereof.  The Directors, officers and other persons appointed by the Member or the Board to act on their behalf shall not be liable to the Company or to the Member for any loss or damage sustained by the Company or the Member except loss or damage resulting from intentional misconduct or knowing violation of law or a transaction for which they received a personal benefit.

15.                                 Records and Accounting Matters.  The Board will keep or cause to be kept the records and books of account of the Company in a manner consistent with good business practices and will make the same available to the Member from time to time for any purpose reasonably related to  Member’s interest in the Company.

16.                                 Capital Contribution.  As its initial capital contribution to the Company and in exchange for the entire equity interest in the Company consisting of units of membership interest (the “Units”), the Member has contributed the sum of $1,805,584.69.

17.                                 Additional Contributions.  The Member may make, but shall not be required to make, any additional capital contributions to the Company.  No additional Units will be issued by the Company without the consent of the Member.

18.                                 Allocation of Profits and Losses.  The Company’s profits and losses shall be allocated exclusively to the Member, or, pursuant to the tax characterization described in Section 10 hereof, such profits and losses shall be treated as realized or incurred directly by the Member for certain tax purposes.

19.                                 Distributions.  Subject to any limitations imposed by the Act, distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board.

20.                                 Transactions with the Member and Affiliates.  To the extent permitted by applicable law, and, unless otherwise provided in this Agreement, the Company is hereby authorized to purchase property and services from, sell property or services to, or otherwise deal with any member of the Company, acting on its own behalf, or any Affiliate of any member, provided that any such purchase, sale, or other transaction will be made on terms and conditions that are no less favorable to the Company than if the sale, purchase, or other transaction had been entered into with an independent third party.  For the purposes of this Agreement, “Affiliate” means any one or more of the following:  (i) a person directly or indirectly controlling, controlled by or under common control with another person; (ii) a person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person; (iii) any officer, director, manager, member or partner of such person; and (iv) if such other person is an officer, director, manager, member or partner, any company for which such person acts in any such capacity.

21.                                 Resignation.  Any Director may resign from the Board upon providing notice thereof to the Company.  The Member shall have sole authority to replace any Director so resigning.

22.                                 Dissolution and Winding Up.  The Company shall have perpetual existence unless it shall be dissolved and its affairs shall have been wound up upon (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under the Act.  Upon dissolution of the Company, the Member or the person required by law to wind up the Company’s affairs will cause the cancellation of the Articles of Organization and will reduce the assets of the Company to cash (unless it is determined to distribute certain Company assets in kind).  Proceeds will be applied in the following order of priority:

(i)                                     to the payment of liabilities and obligations of the Company (unless it is determined that, pursuant to a distribution in kind, the Member will assume such liabilities or take assets of the Company subject thereto), including liabilities payable to the Member, loans from the Member and expenses of winding up;

(ii)                                  to the establishment of such reserves as such person may reasonably deem necessary for any contingent liabilities and obligations of the Company for such period as such person deems advisable for the purpose of disbursing such reserves in payment of such liabilities or obligations and, at the expiration of such period, the balance of such reserves, if any, will be distributed as hereinafter provided; and

(iii)                               the balance, if any, to be distributed to the Member.

23.                                 Limited Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Member nor any of its Affiliates, any Director or any officer, director, employee, partner or agent of any of them shall have any liability for the obligations or liabilities of the Company.

24.                                 Fiscal Year.  The fiscal year of the Company shall be the twelve (12) month period ending on December 31.

25.                                 Company Seal.  The Company will have no seal unless the Board shall otherwise determine.  The seal of the Company, if any, shall be in such form as the Board shall prescribe.

26.                                 Entire Agreement.  This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

27.                                 Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement.  The remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

28.                                 Amendments.  This Agreement may be amended or restated from time to time by the Member and the Company.

29.                                 Governing Law.  This Agreement shall be governed by, and construed under, the laws of the State of Minnesota, all rights and remedies being governed by said laws.

30.                                 No Third Party Beneficiary.  This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and permitted assigns, and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise; provided, however, that nothing in this Section 30 shall limit, restrict or preclude any person from obtaining indemnification from the Company pursuant to Section 13 hereof.

31.                                 Notices.  All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served or sent by United States mail and shall be deemed to have been given when delivered in person or three (3) business days after deposit in the United States mails, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party.  For purposes of this Section 31, the addresses of the parties hereto shall be as set forth on the signature page hereto.  The address of any party hereto may be changed by a notice in writing given in accordance with the provisions of this Section 31.

32.                                 Survival; Dispute Resolution.  All covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement and, where appropriate to facilitate the intent of this Agreement, the dissolution, liquidation and winding up of the Company.  Any dispute between the parties hereto, or between or among the Directors and the Company, shall be subject to arbitration in Minneapolis, Minnesota under the rules of the American Arbitration Association.

33.                                 Indemnification of Organizer.  The Company hereby approves all acts or instruments heretofore done or executed by Patrice H. Kloss, the organizer of the Company (the “Authorized Person”), on behalf of or in the furtherance of the Company.  The Company, its receiver or its trustee, hereby further agrees to assume any and all liability arising out of or resulting from any act of the Authorized Person done on behalf of or in furtherance of the Company, and to indemnify the Authorized Person for any such liability.

34.                                 Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all parties.  Each party shall become bound by this Agreement immediately upon signing any counterpart, independently of the signature of any other party.

[signature page follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Member Control Agreement of SW Missouri, LLC as of the date and year first set forth above.

THE COMPANY:	SW MISSOURI, LLC

2001 Killebrew Drive, Suite 306,	By:	/s/ James B. Druck
Minneapolis, MN 55425	Name:	/s/ James B. Druck
	Its:	/s/ Manager

THE MEMBER:	SOUTHWEST CASINO AND HOTEL CORP.

2001 Killebrew Drive, Suite 306,	By:	/s/ James B. Druck
Minneapolis, MN 55425	Name:	/s/ James B. Druck
	Its:	/s/ Chief Executive Officer